   As filed with the Securities and Exchange Commission on January 11, 1995
                                               Registration No. 33-_____________
_______________________________________________________________________________

                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

                                    FORM S-8

            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                      FIRST TENNESSEE NATIONAL CORPORATION
             (Exact name of registrant as specified in its charter)

         TENNESSEE                                  62-0803242
(State or other jurisdiction of                     (I.R.S. Employer
incorporation or organization)                      Identification No.)


                               165 MADISON AVENUE
                           MEMPHIS, TENNESSEE  38103
                                 (901) 523-4444
              (Address, including zip code, and telephone number,
                 including area code, of registrant's principal
                               executive offices)

        NON-EMPLOYEE DIRECTORS' DEFERRED COMPENSATION STOCK OPTION PLAN
                    OF FIRST TENNESSEE NATIONAL CORPORATION
                              (Full title of plan)

                             HARRY A. JOHNSON, III
                  EXECUTIVE VICE PRESIDENT AND GENERAL COUNSEL
                      FIRST TENNESSEE NATIONAL CORPORATION
                               165 MADISON AVENUE
                           MEMPHIS, TENNESSEE  38103
                                 (901) 523-5624
           (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)
                                 With Copy to:

                             CLYDE A. BILLINGS, JR.
                            Vice President & Counsel
                      First Tennessee National Corporation
                               165 Madison Avenue
                               Memphis, TN  38103
                                 (901) 523-5679


                        CALCULATION OF REGISTRATION FEE

  Title of              Amount to be          Proposed Maximum      Proposed Maximum      Amount of
  Securities to be      Registered            Offering Price per    Aggregate Offering    Registration Fee
  Registered                                  Share(1)              Price(1)              (1)
  Common Stock and        225,000               $40.00                 $9,000,000             $3,104
  Associated Rights

(1) Calculated pursuant to Rule 457(h)(1), based on the average of the high and low prices reported on the Nasdaq Stock Market for Registrant's stock on January 6, 1995.

                 PART II.  INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 3.          Incorporation of Documents by Reference

         The following documents filed with the Securities and Exchange Commission (the "Commission") are incorporated herein by reference:

         (a) The registrant's latest annual report, and where interests in the plan are being registered, the plan's latest annual report, filed pursuant to Sections 13(a) or 15(d) of the Exchange Act.

         (b) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the registrant document referred to in (a) above.

         (c)     If the class of securities to be offered is registered under
                 Section 12 of the Exchange Act, the description of such class of securities contained in a registration statement filed under such Act, including any amendment or report filed for the purpose of updating such description.

         All documents filed by the registrant pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, subsequent to the date of this registration statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 4.          Description of Securities

         This item is not applicable.

Item 5.          Interests of Named Experts and Counsel

         The validity of original issue shares of $2.50 par value Common Stock of First Tennessee National Corporation ("FTNC" or "the Registrant") to be issued pursuant to the Plan has been passed upon by Clyde A. Billings, Jr., Vice President and Counsel of FTNC. Mr. Billings beneficially owns shares of FTNC common stock and holds options to purchase such shares in an amount deemed substantial by securities regulations. On January 1, 1995, the number of shares, including options, beneficially owned was approximately 10,400.

Item 6.          Indemnification of Directors and Officers

         Tennessee Code Annotated Sections 48-18-501 through 48-18-509 authorize a corporation to provide for the indemnification of officers, directors, employees and agents in terms sufficiently broad to permit indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act of 1933, as amended. FTNC has adopted the provisions of the Tennessee statute pursuant to Article XXVIII of its Bylaws. Also FTNC has a "Directors' and Officers' Liability Insurance Policy" which provides coverage sufficiently broad to permit indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act of 1933, as amended.

         Tennessee Code Annotated, Section 48-12-102, permits the inclusion in the charter of a Tennessee corporation of a provision, with certain exceptions, eliminating the personal monetary liability of directors to the corporation or its shareholders for breach of the duty of care. FTNC has adopted the provisions of the statute as Article 13 of its charter.

         The shareholders of FTNC have approved an amendment to Article XXVIII of the Bylaws pursuant to which FTNC is required to indemnify each director and any officers designated by the Board of Directors, and advance expenses, to the maximum extent not prohibited by law, and in accordance with the foregoing, the Board of Directors is authorized to enter into individual indemnity agreements with the directors and such officers. Contracts have been approved for all of the directors and certain officers.

Item 7.          Exemption from Registration Claimed

         This item is not applicable.

Item 8.          Exhibits

         4(a) Restated Charter of FTNC, as amended, attached as Exhibit 3(i) to FTNC's registration statement on Form S-4 (No. 33-53331) filed April 28, 1994 and incorporated herein by reference.

         4(b) Bylaws of FTNC, as amended, attached as Exhibit 3(ii) to FTNC's Quarterly Report on Form 10-Q for the quarter ended September 30, 1994 and incorporated herein by reference.

         4(c) Form of Common Stock Certificate, attached as Exhibit 4(a) to FTNC's registration statement on Form S-4 (No. 33-51223) filed November 30, 1993 and incorporated herein by reference.

         4(d) Shareholder Protection Rights Agreement, dated as of September 7, 1989, between FTNC and First Tennessee Bank National Association as Rights Agent, incorporated by reference to FTNC's registration statement on Form 8-A, filed September 8, 1989.

         4(e) Copy of Non-Employee Directors' Deferred Compensation Stock Option Plan of First Tennessee National Corporation.

         5       Opinion of Clyde A. Billings, Jr. as to legality.

         23(a)   Consent of Arthur Andersen LLP.

         23(b)   Consent of Baylor and Backus.

         23(c) Consent of Clyde A. Billings, Jr. (included in Exhibit 5 above).

         24      Powers of Attorney.

Item 9.          Undertakings

(a)      The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                 (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                 (ii) To reflect in the prospectus any fact or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represents a fundamental change in the information set forth in the registration statement;

                 (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

         Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

                 (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                 (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or
         Section 15(d) of the Securities Exchange Act of 1934, (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         The Registrant. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Memphis and State of Tennessee, on January 11, 1995.

                                  FIRST TENNESSEE NATIONAL CORPORATION

                                  By: James F. Keen
                                     ----------------------------------
                                  James F. Keen
                                  Senior Vice President and Controller


         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.



         Signature                         Title                             Date
         ---------                         -----                             ----
         Ralph Horn*                       Chief Executive Officer           January 11, 1995
         --------------------------        (Principal Executive Officer)
         Ralph Horn                        and a Director

         Susan Schmidt Bies*               Executive Vice President          January 11, 1995
         ------------------------          and Chief Financial Officer
         Susan Schmidt Bies                (principal financial officer)


         James F. Keen*                    Senior Vice President             January 11, 1995
         ------------------------          and Controller (principal
         James F. Keen                     accounting officer)


         Jack A. Belz*                     Director                          January 11, 1995
         ---------------------------
         Jack A. Belz

         Robert C. Blattberg*              Director                          January 11, 1995
         --------------------------
         Robert C. Blattberg

         J. R. Hyde, III*                  Director                          January 11, 1995
         ---------------------------
         J. R. Hyde, III

         R. Brad Martin*                   Director                          January 11, 1995
         ---------------------------
         R. Brad Martin

         Joseph Orgill, III*               Director                          January 11, 1995
         ----------------------------
         Joseph Orgill, III

         Richard E. Ray*                   Director                          January 11, 1995
         ----------------------------
         Richard E. Ray

         Vicki G. Roman*                   Director                          January 11, 1995
         ----------------------------
         Vicki G. Roman

         Michael D. Rose*                  Director                          January 11, 1995
         ---------------------------
         Michael D. Rose

         William B. Sansom*                Director                          January 11, 1995
         ---------------------------
         William B. Sansom

         Gordon P. Street, Jr.*            Director                          January 11, 1995
         ----------------------------
         Gordon P. Street, Jr.

         Ronald Terry*                     Director                          January 11, 1995
         ----------------------------
         Ronald Terry



         By:Clyde A. Billings, Jr.                                           January 11, 1995
            -------------------------
            Clyde A. Billings, Jr.
            *As Attorney-in-Fact

                                 EXHIBIT INDEX

Exhibit Table No.

         4(a) Restated Charter of FTNC, as amended attached as Exhibit 3(i) to FTNC's registration statement on Form S-4 (No. 33-53331) filed April 28, 1994 and incorporated herein by reference.

         4(b) Bylaws of FTNC, as amended, attached as Exhibit 3(ii) to FTNC's Quarterly Report on Form 10-Q for the quarter ended September 30, 1994 and incorporated herein by reference.

         4(c) Form of Common Stock Certificate, attached as Exhibit 4(a) to FTNC's registration statement on Form S-4 (No. 33-51223) filed November 30, 1993 and incorporated herein by reference.

         4(d) Shareholder Protection Rights Agreement, dated as of September 7, 1989, between FTNC and First Tennessee Bank National Association as Rights Agent, incorporated by reference to FTNC's Registration Statement on Form 8-A, filed September 8, 1989.

         4(e) Copy of Non-Employee Directors' Deferred Compensation Stock Option Plan of First Tennessee National Corporation.

         5       Opinion of Clyde A. Billings, Jr. as to legality.

         23(a)   Consent of Arthur Andersen LLP.

         23(b)   Consent of Baylor and Backus.

         23(c) Consent of Clyde A. Billings, Jr. (included in opinion filed as Exhibit 5).

         24      Powers of Attorney.